Exhibit 99.1

Purple Announces Positive Black Friday/Cyber Monday Weekend Selling Period and Reiterates 2023 Full Year Outlook Ahead of Investor Conferences

Company Participating in Raymond James TMT & Consumer Conference on December 5 and ROTH MKM Deer Valley Conference on December 14

Lehi, Utah, December 4, 2023 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress,” today announced positive year-over-year sales results for the Black Friday through Cyber Monday period (November 24-27, 2023) and reiterated its 2023 full year outlook.

“The momentum that has been building in our business since the launch of our Path to Premium Sleep strategy earlier this year has accelerated in the fourth quarter, most notably over the key Black Friday / Cyber Monday long weekend,” said Chief Executive Officer Rob DeMartini. “This was the first key holiday selling period when our new product portfolio and enhanced brand positioning were fully deployed across all distribution channels and all doors, and the results were positive. For the four days following Thanksgiving, we achieved high teens and high single-digit sales gains in our showroom channel and our eCommerce channel, respectively, and the sell-through feedback we received from our wholesale partners indicate that our balance of share was up meaningfully. Importantly, overall demand for our highest priced mattresses was strong, underscoring the traction we are making evolving Purple into a formidable player in the premium and luxury sleep space.”

While the Company is pleased with the positive quarter to-date results the category remains challenged, therefore the Company is reiterating its full year outlook. For 2023, Purple still expects net revenue to be in the range of $510 to $520 million and negative adjusted EBITDA between $(65) million and $(55) million.

The Company also announced it is hosting meetings with investors at the Raymond James TMT & Consumer Conference on December 5, 2023 in New York City and at the ROTH MKM Deer Valley Conference on December 14 in Deer Valley, Utah.

About Purple

Purple, the leading premium mattress company with the #1 Gel Grid technology in the world, the GelFlex® Grid, thoughtfully engineers products that make restorative sleep effortless for every kind of sleeper. The result of over 30 years of innovation and in comfort technologies, Purple’s GelFlex Grid is the most significant advancement in mattresses in decades and is proven to reduce aches and pains. It instantly adapts as you move, balances temperature, relieves pressure and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 57 Purple stores and over 3,000 retailers nationwide. Sleep Better. Live Purple.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to our expected financial and operating results for the full year 2023, including net revenue and Adjusted EBITDA. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023 as amended on Form 10-K/A filed with the SEC on May 1, 2023, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200